                                                                     EXHIBIT 2.1

                AMENDMENT NO. 1 TO PURCHASE AND SALE AGREEMENT


     This AMENDMENT NO. 1, dated as of September 6, 2000 ("Amendment No. 1"), to
                                                           ---------------
that certain Purchase and Sale Agreement, dated as of July 10, 2000 (the "Purchase and Sale Agreement"), by and among BRE Properties, Inc., a Maryland corporation ("BRE"), BRE Property Investors LLC, a Delaware limited liability
              ---
company ("DownREIT", and together with BRE, "Sellers") and G&I III Residential
          --------                           -------
One LLC, a Delaware limited liability company ("Purchaser").  Capitalized terms
                                                ---------
used but not otherwise defined herein shall have the meanings assigned to them in the Purchase and Sale Agreement.

                                  WITNESSETH:
                                  ----------

     WHEREAS, Sellers and Purchaser have entered into the Purchase and Sale Agreement; and

     WHEREAS, Sellers and Purchaser now desire to amend the Purchase and Sale Agreement as provided herein.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend the Purchase and Sale Agreement as follows:

     1. Section 1.1(d) is hereby amended by deleting such Section 1.1(d) in its entirety and adding, in lieu thereof, a new Section 1.1(d) to read as follows:

     (d)  Purchase Price: $280,000,000, of which $261,000,000 will be due at the
          --------------
                          First Closing (the "First Closing Purchase Price"),
                                              ----------------------------
                          and $19,000,000 will be due at the Second Closing (the "Second Closing Purchase Price").
                           -----------------------------

     2. Section 1.1(f) is hereby amended by deleting such Section 1.1(f) in its entirety and adding, in lieu thereof, a new Section 1.1(f) to read as follows:

     (f)  Deposit:        Cash in the amount of $1,500,000, all of which has
          -------         been released to BRE, comprised of $1,300,000 (the
                          "First Closing Deposit") and $200,000 (the "Second
                           ---------------------                      ------
                          Closing Deposit").
                          ---------------

     3. Section 1.1(g) is hereby amended by deleting such Section 1.1(g) in its entirety and adding, in lieu thereof, a new Section 1.1(g) to read as follows:

     (g)  Closing Dates:  First Closing Date:  September 13, 2000.  Second
          -------------   Closing Date: As soon as practicable after all
                          required HUD loan assumption approvals for Hacienda
                          Del Rio Apartments and Fountain Plaza Apartments are obtained, but not later than October 25, 2000 unless the parties hereto mutually agree to extend such date as needed.

     4. Section 1.1(h) is hereby amended by deleting such Section 1.1(h) in its entirety and adding, in lieu thereof, a new Section 1.1(h) to read as follows:

     (h)  Termination:    Except as may be required in order to enable Purchaser
          -----------     to enforce its right to specific performance pursuant
                          to Section 8.2 of this Agreement, this Agreement will automatically terminate (1) as to all the Properties, if the First Closing shall not have occurred by 5:00 p.m. Eastern Time on September 13, 2000, and (2) as to the Second Closing Properties, if the Second Closing shall not have occurred by 5:00 p.m. Eastern Time on October 25, 2000.

     5.   Section 1.1 is amended by the insertion of a new Section 1.1(j), such
Section 1.1(j) to read as follows:

     (j)  Properties:     The First Closing Properties, listed on Exhibit B-1
          ----------                                              -----------
                          hereto, to be sold in the First Closing. The Second
                          Closing Properties, listed on Exhibit B-2 hereto, to
                                                        -----------
                          be sold in the Second Closing.

     6. Section 1.3 is hereby amended by deleting such Section 1.3 in its entirety and adding, in lieu thereof, a new Section 1.3 to read as follows:

          1.3  Deposit.   Concurrently with the execution of this Agreement,
               -------
     Purchaser has paid the Deposit to BRE, evidencing Purchaser's good faith to perform its obligations under this Agreement. Subject to Section 8.1 hereof, the First Closing Deposit (plus interest from the date of this Agreement to the First Closing Date at the prime rate announced from time to time by Chase Manhattan Bank, New York, New York) shall be credited toward the First Closing Purchase Price on the First Closing. Subject to
     Section 8.1 hereof, the Second Closing Deposit (plus interest from the date of the Agreement to the Second Closing Date at the prime rate announced from time to time by Chase Manhattan Bank, New York, New York) shall be credited toward the Second Closing Purchase Price on the Second Closing. Neither the First Closing Deposit nor the Second Closing Deposit shall be refundable to Purchaser except as expressly provided in Section 8.3 of this Agreement.

     7. Section 1.4 is hereby amended by deleting such Section 1.4 in its entirety and adding, in lieu thereof, a new Section 1.4 to read as follows:

          Section 1.4  Master LLC and Master LLC Agreement.   Purchaser shall
                       -----------------------------------
     have the right to assign all of its rights and obligations under this Agreement to a limited liability company (the "Master LLC") governed by a
                                                    ----------
     limited liability company agreement (the "Master LLC Agreement")
                                               --------------------
     substantially in the form of the Master LLC Agreement attached hereto as Exhibit H, with such changes as may be required by local law or Purchaser's
     ---------
     lenders (provided, however, that any such changes shall be subject to the approval of each of the parties hereto, which approval will not be unreasonably withheld). If Purchaser does not so assign all of its rights and obligations under this Agreement to the Master LLC, Purchaser shall contribute the Properties to the Master LLC. Simultaneously with Sellers' transfer of the First Closing Properties to Purchaser (or the applicable Subsidiary LLC, pursuant to Section 1.5 below), but as part of the First Closing on the First Closing Date, in exchange for a pro rata number of membership units in the Master LLC, BRE agrees to contribute (the "First
                                                                         -----
     Contribution") to the Master LLC the lesser of (i) cash in the amount of
     ------------
     15% of the difference between the First Closing Purchase Price and the debt encumbering the First Closing Properties at the time of such contribution and (ii) $12,750,000. Simultaneously with the Sellers' transfer of the Second Closing Properties to Purchaser (or the applicable Subsidiary LLC, pursuant to Section 1.5 below), but as part of the Second Closing on the Second Closing Date, in exchange for a pro rata number of membership units in the Master LLC, BRE agrees to contribute to the Master LLC the lesser of
     (i) cash in the amount of 15% of the difference between the Second Closing Purchase Price and the debt encumbering the Second Closing Properties at the time of such contribution and (ii) $12,750,000 minus the First Contribution.

     8. Section 4.1 is hereby amended by deleting such Section 4.1 in its entirety and adding, in lieu thereof, a new Section 4.1 to read as follows:

          4.1  Closing.   The consummation of the transaction contemplated
               -------
     herein ("Closing") shall occur on two separate dates.  The First Closing,
              -------
     with respect to the First Closing Properties, shall occur on the First Closing Date at the offices of Blank Rome Tenzer Greenblatt LLP, New York, New York or at such other time or place as Sellers and Purchaser may agree. The Second Closing, with respect to the Second Closing Properties, shall occur on the Second Closing Date at the offices of Blank Rome Tenzer Greenblatt LLP, New York, New York or at such other time or place as Sellers and Purchaser may agree.

     9. Section 6.3(f)(vi) is hereby amended by deleting such Section 6.3(f)(vi) in its entirety.

     10. Section 6.3(f)(viii) is hereby amended by deleting such Section 6.3(f)(viii) in its entirety.

     11. Article X (Miscellaneous) is hereby amended by inserting a new Section 10.20, such new Section 10.20 to read as follows:

          10.20  Proceeding In Respect of Colonia Del Rio Apartments.
                 ---------------------------------------------------

          (a) The parties hereto acknowledge that Pima County, Arizona previously filed a lawsuit to condemn a portion of the property associated with the Colonial Del Rio Apartments, and has since dismissed the lawsuit and is seeking to acquire the same Property by purchase in lieu of condemnation, as disclosed in Exhibit J (such lawsuit or purchase, the
                                   ---------
     "Proceeding").  BRE agrees that, on the Second Closing, it will assign,
     -----------
     transfer and set over to Purchaser all of its right, title and interest in and to the Proceeding and any award received or to be received from Pima County, Arizona in respect of the proceeding (the "Award").
                                                        -----

          (b) If, on or before the Second Closing, the Award has been actually received, or the Award has not been actually received but the amount of the Award has been finally determined, Purchaser shall be entitled to an offset against the Second Closing Purchase Price in an amount equal to the difference between (i) the Award and (ii) $400,000; provided, however, that if the Award exceeds $400,000, Purchaser shall
     --------  -------
     not be entitled to any such offset against the Second Closing Purchase Price. If, on or before the Second Closing, the Award has not been actually received and the amount of the Award has not been finally determined, then the parties shall confer in good faith to agree on an amount to which Purchaser shall be entitled as an offset against the Second Closing Purchase Price, such amount to be equal to the difference between the anticipated Award and $400,000; provided, however, that if the anticipated
                                     --------  -------
     Award exceeds $400,000, Purchaser shall not be entitled to any such offset against the Second Closing Purchase Price. In no event shall Purchaser's offset against the Second Closing Purchase Price exceed the difference between the Award or the anticipated Award, as the case may be, and $400,000. Sellers shall pay all reasonable legal fees incurred by Purchaser in connection with the Proceeding and the collection of the Award.

     12. Unless otherwise specified in this Amendment No. 1, (i) all references in the Agreement to the "Closing" or "Closing Date" shall be deemed to refer to the First Closing or the Second Closing, as required by the context; (ii) all references to the "Properties" shall be deemed to refer to the First Closing Properties or the Second Closing Properties, as required by the context; and
(iii) all references to the "Deposit" shall be deemed to refer to the First Closing Deposit or the Second Closing Deposit, as required by the context.

     13. With respect to the Master LLC Agreement referenced in Section 1.4 and the Subsidiary LLC Agreement referenced in Section 1.5, the parties hereto mutually agree to amend such Master LLC Agreement and Subsidiary LLC Agreements as necessary to reflect the parties' intent as represented by this Amendment No. 1.

     14. The terms and provisions set forth in this Amendment No. 1 shall modify and supersede all inconsistent terms and provisions set forth in the Purchase and Sale Agreement. Except as expressly modified in this Amendment No. 1, the terms and provisions of the Purchase and Sale Agreement are hereby ratified and confirmed and the Purchase and Sale Agreement as amended hereby shall continue to be the legal, valid and binding obligation of the parties hereto, enforceable in accordance with its terms.

     15. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of California, without regard to such State's conflict of laws principles; provided however, that the Deeds shall be governed by and construed in accordance with the laws of the respective state of recordation.

     16. This Amendment No. 1 may be validly executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the date first above written.

                    BRE PROPERTIES, INC.,
                    a Maryland corporation



                    By:    /s/ LeRoy E. Carlson
                           --------------------
                    Name:  LeRoy E. Carlson
                    Title: Executive Vice President and Chief Operating Officer



                    BRE PROPERTY INVESTORS LLC,
                    a Delaware limited liability company

                    By:  BRE Properties, Inc., its managing member


                    By:    /s/ LeRoy E. Carlson
                           --------------------
                    Name:  LeRoy E. Carlson
                    Title: President and Chief Operating Officer


                    G & I III RESIDENTIAL ONE LLC,
                    a Delaware limited liability company

                    By: DRA GROWTH AND INCOME FUND III, LLC, a Delaware limited liability company

                         By:  G&I III MANAGECO, LP, a Delaware limited
                              partnership

                              By:  MANAGECO IV, INC., a Delaware corporation


                                    By:    /s/ Francis X. Tansey
                                           ---------------------
                                    Name:  Francis X. Tansey
                                    Title: President

                                  EXHIBIT B-1

                           FIRST CLOSING PROPERTIES
                           ------------------------

                                  PROPERTIES*
                                  ----------

Property                              Location                 Seller
Shadow Bend                           Phoenix, AZ                BRE
Fairway Crossings                     Phoenix, AZ                BRE
Posada Del Este                       Phoenix, AZ                BRE
Park Scottsdale                       Phoenix, AZ                BRE

Springhill                            Tucson, AZ                 BRE
Casas Lindas                          Tucson, AZ                 BRE
Camino Seco Village                   Tucson, AZ                 BRE
Oracle Village                        Tucson, AZ                 BRE
Pinnacle Heights                      Tucson, AZ              DownREIT
Pinnacle Canyon                       Tucson, AZ              DownREIT

Cypress Springs                      Las Vegas, NV               BRE
Tango                                Las Vegas, NV               BRE
Desert Lakes                         Las Vegas, NV               BRE
Talavera                             Las Vegas, NV               BRE
Pinnacle Flamingo West               Las Vegas, NV            DownREIT

Pinnacle at High Desert             Albuquerque, NM           DownREIT
Pinnacle View                       Albuquerque, NM           DownREIT
Pinnacle Estates                    Albuquerque, NM           DownREIT
Pinnacle High Resort                Albuquerque, NM           DownREIT


   * SEE LEGAL DESCRIPTIONS IN TITLE COMMITMENT FOR MORE PRECISE DESCRIPTION

                                  EXHIBIT B-2
                                  -----------

                           SECOND CLOSING PROPERTIES
                           -------------------------

                                  PROPERTIES*
                                  ----------

Property                              Location                 Seller

Hacienda del Rio                      Tucson, AZ                 BRE
Colonia del Rio                       Tucson, AZ                 BRE
Fountain Plaza                        Tucson, AZ                 BRE


   * SEE LEGAL DESCRIPTIONS IN TITLE COMMITMENT FOR MORE PRECISE DESCRIPTION